Exhibit 99.1
FOR IMMEDIATE RELEASE
Fox Factory Completes $225 Million Sale of Marucci Sports; Proceeds Applied to Debt Reduction
•Marucci Sports divestiture completed for total enterprise value of $225 million
•$200 million received in cash at closing applied in full to debt reduction
•Net leverage reduced from 3.7 times to approximately 2.7 times
•Annualized interest expense reduced by approximately $16 million, with the total reduction expected to reach approximately $17 million once the $25 million note is paid
DULUTH, Ga., Sept. 25, 2026 (GLOBE NEWSWIRE) -- Fox Factory Holding Corp. (NASDAQ: FOXF) (“FOX” or the “Company”), a premium brand and a global leader in the design, engineering and manufacturing of performance-defining products and systems for customers worldwide, today announced that it has completed the sale of Wheelhouse Holdings Inc., the parent company of Marucci Sports LLC, to Squared Up Holdings, LLC for an enterprise value of $225 million. Consideration is comprised of $200 million in cash at closing, subject to certain adjustments, and an unsecured subordinated convertible promissory note in the amount of $25 million (inclusive of both principal and interest) that matures on December 31, 2026. If the note is not satisfied in full by that date, the Company has the option, but not the obligation, to convert the outstanding balance into equity of the parent company of Squared Up Holdings, LLC. Squared Up Holdings, LLC is an acquisition vehicle for an investor group led by and including members of Marucci’s existing senior management. The transaction concludes the review of strategic alternatives for Marucci that the Company announced in February 2026.
The Board of Directors, with the assistance of its independent financial and legal advisors, conducted an extensive process that began with the announcement of the strategic review in February 2026 and evaluated a range of alternatives for Marucci, including retaining the business. Over the course of the process, the Company and its financial advisors contacted over 80 potential acquirers and received 15 indications of interest. Members of Marucci management who participated in the buyer group did not take part in the Company’s evaluation of proposals, and the Board engaged third-party financial advisors in connection with its evaluation of the transaction. Following this process, the Board approved this transaction as the best combination of value and path forward for Fox and its shareholders.
Mike Dennison, FOX’s Chief Executive Officer, commented, “Marucci is a strong brand with talented people and a loyal following among athletes, and we believe it is well positioned for continued success under new ownership. It did not deliver the returns we expected inside Fox, and we determined the optimal path forward was to improve our balance sheet and reallocate capital. We remain focused on building performance products for professional athletes and the enthusiasts who follow them, and our capital allocation priorities are unchanged: pay down debt, invest organically behind our performance products to ensure we retain the leadership position we’ve earned, and hold ourselves to a high return threshold on capital investments.”
The $200 million of cash proceeds received at closing was applied in full to reduce outstanding borrowings under the Company’s credit facility. The Company incurred approximately $7.5 million in transaction related costs, which did not reduce the closing cash proceeds but the Company intends to satisfy separately with cash on hand. Had the transaction closed on July 3, 2026, net leverage would have been approximately 2.7 times, compared to 3.7 times as reported, as calculated under the Company’s credit agreement. Annualized interest expense is reduced by approximately $16 million. Upon receipt of the $25 million deferred amount, which is payable on or before December 31, 2026 under the terms of the promissory note and is not contingent on performance, the full amount is expected to be applied to further reduce outstanding borrowings at that time, resulting in an expected further reduction in net leverage and an expected cumulative reduction in annualized interest expense of approximately $17 million.

Available Information
Fox Factory Holding Corp. announces material information to the public about the Company through a variety of means, including filings with the Securities and Exchange Commission, press releases, public conference calls, webcasts, and the Investor Relations section of its website (https://investor.ridefox.com) in order to achieve broad, non-exclusionary distribution of information to the public and for complying with its disclosure obligations under Regulation FD.
Advisors
BofA Securities, Wells Fargo Securities, LLC and Stout Risius Ross, LLC acted as financial advisors and Squire Patton Boggs (US) LLP acted as legal counsel to the Company.
About Fox Factory Holding Corp. (NASDAQ: FOXF)
Fox Factory Holding Corp. is a global leader in the design, engineering, and manufacturing of premium products that deliver championship-level performance for specialty sports and on- and off-road vehicles. Its portfolio of brands, like FOX, Method Race Wheels, and more, are fueled by unparalleled innovation that continuously earns the trust of professional athletes and passionate enthusiasts all around the world. The Company is a direct supplier of shocks, suspension, and components to leading powered vehicle and bicycle original equipment manufacturers. The Company also provides products in the aftermarket through its global network of retailers and distributors and through direct-to-consumer channels.
FOX is a registered trademark of Fox Factory, Inc. NASDAQ Global Select Market is a registered trademark of The NASDAQ OMX Group, Inc. All rights reserved.
Cautionary Note Regarding Forward-Looking Statements
Certain statements in this press release may be deemed to be forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended and Section 21E of the Securities Exchange Act of 1934, as amended. The Company intends that all such statements be subject to the “safe-harbor” provisions contained in those sections. Forward-looking statements generally relate to future events or the Company’s future financial or operating performance. In some cases, you can identify forward-looking statements because they contain words such as “may,” “might,” “will,” “would,” “should,” “expect,” “plan,” “anticipate,” “could,” “can,” “intend,” “target,” “project,” “contemplate,” “believe,” “estimate,” “predict,” “likely,” “potential”, “remain” or “continue” or the negative of these words or other similar terms or expressions that concern the Company’s expectations, strategy, plans or intentions. Such forward-looking statements include, but are not limited to, statements regarding the anticipated use of proceeds from the sale of Marucci and the expected impact of the transaction on the Company’s leverage profile and interest expense; the expected future performance of the Company and Marucci Sports; the timing and amount of the deferred consideration; the Company’s strategic and capital allocation priorities and expectations for its remaining businesses; and any other statements in this press release that are not of a historical nature.
Many important factors may cause the Company’s actual results, events, or circumstances to differ materially from those discussed in any such forward-looking statements, including but not limited to: risks related to the deferred consideration and the possibility that amounts due may not be paid when expected; the amount of the loss recognized in connection with the transaction and the actual net proceeds ultimately realized, including as a result of purchase price and working capital adjustments; the Company’s ability to apply net proceeds to debt reduction as anticipated and to achieve the expected effects on its leverage profile and interest expense; potential disruption to the Company’s business, management, or employees resulting from the transaction, including transition-related matters; the Company’s decision and ability to market and execute potential strategic transactions, which depend on, among other factors, third-party interest, valuation considerations, and regulatory requirements; the Company’s ability to maintain its suppliers for materials, component parts and product without significant supply chain disruptions; the Company’s ability to improve operating and supply chain efficiencies; the Company’s ability to enforce its intellectual property rights; the Company’s future financial performance, including its sales, cost of sales, gross profit or gross margin, operating expenses, ability to generate positive cash flow, ability to maintain profitability, and ability to remain in compliance with financial covenants; the Company’s ability to monitor the effects of new technological applications, such as artificial intelligence; the Company’s ability to protect against cybersecurity incidents and disruptions or failures of our information technology systems; the Company’s ability to adapt its business model to mitigate the impact of certain changes in tax laws, tariffs, and international trade policies, including regulations or orders related to the import and export of industry products; changes in the relative proportion of profit earned in the numerous jurisdictions in which the Company does business and in tax legislation, case law and other authoritative guidance in those jurisdictions; factors which impact the calculation of the weighted average number of diluted shares of common stock outstanding, including the market price of the Company’s common stock, grants of equity-based awards and the vesting schedules of equity-based awards; the Company’s ability to develop new and innovative products in its current end-markets and to leverage its technologies and brand to expand into new categories and end-markets; the spread of highly infectious or contagious diseases or public health issues causing disruptions in the U.S. and global economy and disrupting the business activities and operations of the Company’s customers, business and operations; the Company’s ability to increase its aftermarket penetration; the Company’s exposure to currency exchange rate fluctuations; the loss of key customers; our ability to accurately forecast demand for our products; strategic transformation costs; legal and regulatory developments, including the outcome of pending litigation or regulatory or other governmental inquiries, and the impact of changing emissions and other regulations in the various jurisdictions in which our products are produced, used, and/or sold; the cost of compliance with, or liabilities related to, environmental or other governmental regulations or changes in governmental or industry regulatory standards; the possibility that the Company may not be able to accelerate its international growth; the Company’s ability to maintain its premium brand image and high-performance products; the Company’s ability to maintain relationships with the professional athletes and race teams that it sponsors; the possibility that the Company may not be able to selectively add additional dealers and distributors in certain geographic markets; the overall growth of the markets in which the Company competes; the Company’s expectations regarding consumer preferences and its ability to respond to changes in consumer preferences and effectively compete against competitors; changes in demand for performance-defining products as well as the Company’s other products; the Company’s loss of key personnel, management and skilled engineers; the Company’s ability to successfully identify, evaluate and manage potential acquisitions and to benefit from such acquisitions; the Company’s ability to complete any acquisition and/or incorporate any acquired assets into its business; product recalls and product liability claims; the impact of tension in China-Taiwan relations, the war in Iran, or similar events on the Company’s business, operations or supply chain; future economic or market conditions, including the impact of inflation or the U.S. Federal Reserve’s interest rate changes in response thereto; changes in commodity, freight, and tariff costs (including tariff relief or our ability to mitigate tariffs, particularly in light of the policies of the current presidential administration and retaliatory actions in response thereto); our ability to mitigate increasing input costs through pricing or other measures; and the other risks and uncertainties described in “Risk Factors” contained in its Annual Report on Form 10-K for the fiscal year ended January 2, 2026, as filed with the Securities and Exchange Commission on February 27, 2026, or Quarterly Reports on Form 10-Q or otherwise described in the Company’s other filings with the Securities and Exchange Commission. New risks and uncertainties emerge from time to time, and it is not possible for the Company to predict all risks and uncertainties that could have an impact on the forward-looking statements contained in this press release. In light of the significant uncertainties inherent in the forward-looking information included herein, the inclusion of such information should not be regarded as a representation by the Company or any other person that the Company’s expectations, objectives or plans will be achieved in the timeframe anticipated or at all. Investors are cautioned not to place undue reliance on the Company’s forward-looking statements and the Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

CONTACT:
ICR
Jeff Sonnek
646-277-1263
Jeff.Sonnek@icrinc.com